Exhibit 99.1

For Immediate Release

Contacts:

Analysts: Patricia Cosgel, Patricia.Cosgel@Avangrid.com, 203-499-2624

Media: Zsoka McDonald, Zsoka.McDonald@Avangrid.com, 203-997-6892

AVANGRID Reports Third Quarter 2020 Earnings Results

•	Solid performance at Networks, while overall earnings impacted by lower results in Renewables, higher interest costs, and expenses incurred in advance of New York rate cases

•	New York settlement approval anticipated in November

•	461 MW wind projects on track for year-end 2020 COD

•	U.S Army Corps approval of NECEC transmission project expected by month end; last major permit required to begin construction

•	Company expects Consolidated 2020 EPS & Adjusted EPS Outlook of $1.90-$2.00

(Orange, CT – October 20, 2020) Today AVANGRID, Inc. (NYSE: AGR) reported consolidated U.S. GAAP net income of $87 million, or $0.28 per share, for the third quarter ended September 30, 2020, compared to $150 million, or $0.48 per share, for the same period in 2019. For the first nine months of 2020, consolidated net income was $415 million, or $1.34 per share, compared to $477 million, or $1.54 share, for the first nine months of 2019.

On a non-U.S. GAAP adjusted basis, net income for the third quarter 2020 was $100 million, or $0.32 per share, compared to $123 million, or $0.40 per share, for the same period in 2019. For the first nine months of 2020, non-U.S. GAAP adjusted net income was $434 million, or $1.40 per share, compared to $442 million, or $1.43 per share, for the first nine months of 2019.

“We have continued to operate safely and reliably while managing the impacts of the pandemic and responding to numerous weather events during the quarter, including Tropical Storm Isaias,” commented Dennis V. Arriola, chief executive officer of AVANGRID. “While our Networks group had a solid quarter overall, consolidated results were below our expectations, impacted by expenses incurred in advance of receiving final rate approvals in New York, lower wind production from existing assets and unfavorable market pricing. Despite these challenges, we have continued to progress on important strategic objectives. One of our top priorities this quarter has been to conduct a detailed review of the Company’s financial prospects for 2020 and beyond. Today, we are providing an updated full-year 2020 outlook of $1.90-$2.00 per share and will provide more information beyond 2020 at our upcoming Investor Day on November 5th.”

AVANGRID recently received two significant accolades. The Company was included on the annual Forbes JUST 100 list of America’s best corporate citizens, where it ranked first within the utility industry for its commitment to the environment and the communities it serves. The Company was also listed by Forbes as one of America’s Best Employers by State in Connecticut.

“We are being recognized as a leading purpose-driven company, reflecting our commitment as a clean energy leader in our sector and the progress we have made toward being a place where talented and committed people want to build long-term careers,” added Arriola.

	U.S. GAAP Net Income (Loss) - $M
	Three Months ended September 30,			Nine Months ended September 30,
	2020	2019	‘20 vs ‘19	2020	2019	‘20 vs ‘19
Networks	$94	$88	$6	$363	$354	$9
Renewables	25	74	(49)	107	152	(45)
Corporate	(31)	(12)	(20)	(55)	(29)	(26)

Net Income	$87	$150	$(63)	$415	$477	$(62)

	Non-U.S. GAAP Adjusted Net Income (Loss) - $M
	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19
Networks	$99	$89	$10	$379	$355	$24
Renewables	32	46	(14)	108	115	$(7)
Corporate	(31)	(12)	(20)	(53)	(28)	$(26)

Adjusted Net Income	$100	$123	$(23)	$434	$442	$(8)

Amounts may not add due to rounding

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude mark-to-market adjustments in the Renewables segment, accelerated depreciation derived from repowering of wind farms, restructuring charges and COVID-19 impacts. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of the release.

Avangrid Networks

Earnings for the third quarter 2020 and the first nine months of 2020, compared to the same periods in 2019 increased primarily due to higher rates in Maine and our Connecticut gas companies and tax benefits, but were negatively impacted by depreciation, greater outage restoration costs, and expenses incurred in advance of the New York rate cases approval.

Avangrid Renewables

Earnings for the third quarter 2020 compared to the same period in 2019 benefited primarily from wind production from new assets and thermal and trading operations, which were more than offset by lower mark-to-market earnings, depreciation, and wind production from existing assets.

Earnings for the first nine months of 2020 compared to the same period in 2019 benefited from higher wind production from new and existing assets and new production tax credits, which were offset by lower mark-to-market earnings, lower merchant prices, depreciation, and prior year positive asset sales and asset retirement obligation adjustment that did not recur.

Corporate

Corporate primarily reflects net interest expenses and taxes period over period. Earnings for the third quarter and first nine months of 2020 compared to the same periods in 2019 decreased due to increased interest expense from the issuances of Green Bonds in May 2019 and May 2020.

Outlook

AVANGRID’s U.S. GAAP and adjusted non-U.S. GAAP Consolidated earnings outlook for 2020 is projected to be $1.90-$2.00 per share. This outlook includes an expected approval of the New York rate cases.

Third Quarter 2020 Earnings Webcast and 2020 Investor Day

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing third quarter 2020 earnings tomorrow, Wednesday, October 21, 2020 beginning at 10:00 A.M. Eastern time. The webcast will feature a presentation from members of the executive team, and can be accessed through the Investor Relations’ section of AVANGRID’s website.

In addition, AVANGRID will host a virtual Investor Day on Wednesday, November 5, 2020 beginning at 9:00 A.M. Eastern time. AVANGRID’s Executive team will present an update of AVANGRID’s Long-term Outlook followed by a question and answer session. The webcast can be accessed through the Investor Relations’ section of AVANGRID’s website.

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $36 billion in assets and operations in 24 U.S. states. With headquarters in Orange, Connecticut, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs approximately 6,600 people. AVANGRID supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2019 and 2020 by the Ethisphere Institute. For more information, visit www.avangrid.com.

Forward Looking Statements

Certain statements in this presentation may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•	the future financial performance, anticipated liquidity and capital expenditures;

•	actions or inactions of local, state or federal regulatory agencies;

•	success in retaining or recruiting our officers, key employees or directors;

•	changes in levels or timing of capital expenditures;

•	adverse developments in general market, business, economic, labor, regulatory and political conditions;

•	fluctuations in weather patterns;

•	technological developments;

•	the impact of any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, civil or social unrest, natural disasters, pandemic health events or other similar occurrences;

•

the impact of any change to applicable laws and regulations affecting operations, including those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;

•	the implementation of changes in accounting standards; and

•	other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider adjusted net income and adjusted earnings per share as non-GAAP financial measures that are not prepared in accordance with GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market earnings from changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, accelerated depreciation derived from repowering of wind farms and the impact of the global coronavirus (COVID-19) pandemic. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with AAP.

Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors,a channel of distribution.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($M)	2020	2019	2020	2019
Operating Revenues	$1,470	$1,487	$4,651	$4,729

Operating Expenses
Purchased power, natural gas and fuel used	259	279	999	1,101
Operations and maintenance	634	588	1,788	1,714
Depreciation and amortization	255	237	748	681
Taxes other than income taxes	157	144	469	446

Total Operating Expenses	1,305	1,248	4,004	3,942

Operating Income	165	239	647	787

Other Income and (Expense)
Other income (expense)	16	6	15	1
Earnings (losses) from equity method investments	1	(1)	(3)	1
Interest expense, net of capitalization	(86)	(72)	(251)	(226)

Income Before Income Tax	96	172	408	563

Income tax (benefit) expense	15	33	21	103

Net Income	81	139	387	460

Net loss attributable to noncontrolling interests	6	11	28	17

Net Income Attributable to Avangrid, Inc.	$87	$150	$415	$477

Earnings per Common Share, Basic:	$0.28	$0.48	$1.34	$1.54

Earnings per Common Share, Diluted:	$0.28	$0.48	$1.34	$1.54

Weighted-average # of Common Shares Outstanding (M):
Basic	309.5	309.5	309.5	309.5
Diluted	309.6	309.5	309.6	309.5

Amounts may not add due to rounding

Reconciliation of Non-U.S.GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
	2020	2019	‘20 vs ‘19	2020	2019	‘20 vs ‘19
Networks	$94	$88	$6	$363	$354	$9
Renewables	25	74	(49)	107	152	(45)
Corporate	(31)	(12)	(20)	(55)	(29)	(26)

GAAP Net Income	$87	$150	$(63)	$415	$477	$(62)
Adjustments:
Restructuring charges	1	2	(1)	5	4	1
Mark-to-market earnings - Renewables	7	(42)	49	(9)	(66)	56
Accelerated depreciation from repowering	3	5	(2)	9	15	(6)
Impact of COVID-19	8	—	8	21	—	21
Income tax impact of adjustments*	(5)	9	(14)	(7)	12	(19)

Adjusted Net Income	$100	$123	$(23)	$434	$442	$(8)

*

2020: Income tax impact of adjustments: $2.5M from mark-to-market (MtM) earnings, ($2.3)M from accelerated depreciation - Renewables, ($1.4)M from restructuring charges - Networks, Renewables and Corporate, and ($5.4) million from impact of COVID-19.

*	2019: Income tax impact of adjustments: $17.2M from mark-to-market (MtM) earnings and $(3.9)M from accelerated depreciation - Renewables, $(1.0)M from restructuring charges - Networks and Corporate.

Non-U.S. GAAP Adjusted Net Income (Loss) - $M

	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19
Networks	$99	$89	$10	$379	$355	$24
Renewables	32	46	(14)	108	115	(7)
Corporate	(31)	(12)	(20)	(53)	(28)	(26)

Adjusted Net Income	$100	$123	$(23)	$434	$442	$(8)

Avangrid, Inc.

Reconciliation of Adjusted Non-U.S.GAAP Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
	2020	2019	‘20 vs ‘19	2020	2019	‘20 vs ‘19
Networks	$0.30	$0.28	$0.02	$1.17	$1.14	$0.03
Renewables	0.08	0.24	(0.16)	0.35	0.49	(0.15)
Corporate	(0.10)	(0.04)	(0.06)	(0.18)	(0.09)	(0.08)

GAAP Earnings Per Share	$0.28	$0.48	$(0.20)	$1.34	$1.54	$(0.20)
Adjustments:
Restructuring charges	0.00	0.01	(0.00)	0.02	0.01	0.00
Mark-to-market earnings - Renewables	0.02	(0.14)	0.16	(0.03)	(0.21)	0.18
Accelerated depreciation from repowering	0.01	0.02	(0.01)	0.03	0.05	(0.02)
Impact of COVID-19	0.02	—	0.02	0.07	—	0.07
Income tax impact of adjustments*	(0.02)	0.03	(0.05)	(0.02)	0.04	(0.06)

Adjusted Earnings Per Share	$0.32	$0.40	$(0.07)	$1.40	$1.43	$(0.03)

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

*	2020: EPS Income tax impact of adjustments: $0.01 from mark-to-market (MtM) earnings, ($0.01) from accelerated depreciation - Renewables, and ($0.02) from impact of COVID-19.
*	2019: EPS Income tax impact of adjustments: $0.05 from mark-to-market (MtM) earnings and $(0.01) from accelerated depreciation - Renewables.

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19
Networks	$0.32	$0.29	$0.03	$1.22	$1.15	$0.08
Renewables	0.10	0.15	(0.05)	0.35	0.37	(0.02)
Corporate	(0.10)	(0.04)	(0.06)	(0.17)	(0.09)	(0.08)

Adjusted Earnings Per Share	$0.32	$0.40	$(0.07)	$1.40	$1.43	$(0.03)

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding